Bank of America

AMENDMENT NO. 2 TO LOAN AGREEMENT

This Amendment No. 2 (the "Amendment") dated as of June 24, 2008, is between Bank of America, N.A. (the "Bank") and Radiant Logistics, Inc., Airgroup Corporation, Radiant Logistics Global Services, Inc. and Radiant Logistics Partners, LLC (the "Borrower").

RECITALS

A. The Bank and the Borrower entered into a certain Loan Agreement dated as of February 13, 2007 (together with any previous amendments, the "Agreement").

B. The Bank and the Borrower desire to amend the Agreement.

AGREEMENT

1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meaning given to them in the Agreement.

2. Amendments. The Agreement is hereby amended as follows:

2.1 Exhibit A-1 to the Agreement is hereby deleted in its entirety and replaced with the Exhibit A-1 attached hereto.

2.2 Paragraph 1.8 is hereby deleted in its entirety.

2.3 Paragraph 2.1 is hereby amended to read in its entirety as follows:

2.1 Line of Credit Amount.

(a) During the availability period described below, the Bank will provide a line of credit to the Borrower. The amount of the line of credit (the "Facility No. 1 Commitment") is equal to the lesser of

(i) Nine Million Five Hundred Thousand and 00/100 Dollars ($9,500,000.00); or

(ii) the sum of the Borrowing Base less the principal amounts outstanding (including letters of credit outstanding at any one time) under Facility No. 2 of this Agreement.

(b) This is a revolving line of credit. During the availability period, the Borrower may repay principal amounts and reborrow them.

(c) The Borrower agrees not to permit the principal balance outstanding to exceed the Facility No. 1 Commitment. If the Borrower exceeds this limit, the Borrower will immediately pay the excess to the Bank upon the Bank's demand.

2.4 Paragraph 2.8 is hereby deleted in its entirety.

2.5 The following Paragraph 2A is hereby added:

2A FACILITY NO. 2: THE LETTER OF CREDIT FACILITY

2A.1 Letters of Credit.

(a) At the request of the Borrowers, between the date of this Agreement and February 1, 2011, (the "Facility No. 2 Expiration Date"), the Bank will issue:

(i) commercial letters of credit with a maximum maturity of three hundred sixty-five (365) days but not to extend more than ninety (90) days beyond the Facility No. 2 Expiration Date. Each commercial letter of credit will require drafts payable at sight.

(ii) standby letters of credit with a maximum maturity of three hundred sixty-five (365) days but not to extend more than ninety (90) days beyond the Facility No. 2 Expiration Date. The standby letters of credit may include a provision providing that the maturity date will be automatically extended each year for an additional year unless the Bank gives written notice to the contrary.

(b) The amount of the letters of credit outstanding at any one time (including the drawn and unreimbursed amounts of the letters of credit) may not exceed the lesser of

(i) Five Hundred Thousand and 00/100 Dollars ($500,000.00); or

(ii) the sum of the Borrowing Base less the principal amounts outstanding under Facility No. 1 of this Agreement.

(c) The following letters of credit are outstanding from the Bank for the account of the Borrowers:

Letter of Credit Number	Amount
003057159	$205,000.00
003088757	$10,000.00

As of the date of this Agreement, these letters of credit shall be deemed to be outstanding under this Agreement, and shall be subject to all the terms and conditions stated in this Agreement.

2A.2 Other Terms. The Borrowers agree:

(a) If there is a default under this Agreement, to immediately prepay and make the Bank whole for any outstanding letters of credit.

(b) The issuance of any letter of credit and any amendment to a letter of credit is subject to the Bank's written approval and must be in form and content satisfactory to the Bank and in favor of a beneficiary acceptable to the Bank.

(c) To sign the Bank's form Application and Agreement for Commercial Letter of Credit or Application and Agreement for Standby Letter of Credit, as applicable.

(d) To pay any issuance and/or other fees that the Bank notifies the Borrowers will be charged for issuing and processing letters of credit for the Borrowers.

(e) To allow the Bank to automatically charge its checking account for applicable fees, discounts, and other charges.

(f) To pay the Bank a non-refundable fee equal to 1.5% per annum of the outstanding undrawn amount of each standby letter of credit, payable annually in advance, calculated on the basis of the face amount outstanding on the day the fee is calculated.

3. Representations and Warranties. When the Borrower signs this Amendment, the Borrower represents and warrants to the Bank that: (a) there is no event which is, or with notice or lapse of time or both would be, a default under the Agreement except those events, if any, that have been disclosed in writing to the Bank or waived in writing by the Bank (b) the representations and warranties in the Agreement are true as of the date of this Amendment as if made on the date of this Amendment, (c) this Amendment does not conflict with any law, agreement, or obligation by which the Borrower is bound, and (d) if the Borrower is a business entity or a trust, this Amendment is within the Borrower's powers, has been duly authorized, and does not conflict with any of the Borrower's organizational papers.

4. Conditions. This Amendment will be effective when the Bank receives the following items, in form and content acceptable to the Bank:

4.1 If the Borrower or any guarantor is anything other than a natural person, evidence that the execution, delivery, and performance by the Borrower and/or such guarantor of this Amendment and any instrument or agreement required under this Amendment have been duly authorized.

5. Effect of Amendment. Except as provided in this Amendment, all of the terms and conditions of the Agreement shall remain in full force and effect.

6. Counterparts. This Amendment may be executed in counterparts, each of which when so executed shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

7. **ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.**

This Amendment is executed as of the date stated at the beginning of this Amendment.

BANK:

Bank of America, N.A.

By: ______________________
Authorized Signer

BORROWER(S):

Radiant Logistics, Inc.

By: [signature]
Bohn H. Crain, Chief Executive Officer

Airgroup Corporation

By: ______________________
Bohn H. Crain, Chief Executive Officer

Radiant Logistics Partners, LLC

By: ______________________
Bohn H. Crain, Manager

Radiant Logistics Global Services, Inc.

By: ______________________
Bohn H. Crain, Chief Executive Officer